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                                  Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Prospectus, which is part of the Registration Statement of Trimedyne, Inc. on Form SB-2 of our report dated December 21, 2006, on the consolidated financial statements of Trimedyne, Inc. as of and for the year ended September 30, 2006.

We also consent to the use of Corbin & Company, LLP's name as it appears under the caption "Experts."


                                                   CORBIN & COMPANY, LLP
                                                   Irvine, California
                                                   December 21, 2006







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